UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5646 Milton Street, Suite 130, Dallas, Texas		75206
(Address of Principal Executive Offices)		(Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On July 5, 2012, Sun River Energy, Inc., a Colorado corporation (the “Company”), issued 500,000 shares (the “Initial Settlement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to St. George Investments, LLC, an Illinois limited liability company (“St. George”), in connection with the settlement of Case No. 2011-522 (the “Litigation”) brought in the District Court of Panola County, Texas by Basic Energy Services, L.P., a Delaware limited partnership (“Basic Energy”), against the Company and its wholly owned subsidiary Sun River Operating, Inc. (“Sun River Operating”) for payment for services provided by Basic Energy to Sun River Operating.

The Initial Settlement Shares were issued pursuant to an Order Approving Settlement (the “Order”) between the Company, Sun River Operating, and St. George.  The Order was entered by the District Court of Panola County, Texas on July 3, 2012.

The Order provides for an adjustment in the total number of shares of Common Stock which may be issuable to St. George based on a calculation period for the transaction, defined as that number of trading days following the date on which the Initial Settlement Shares were issued (the “Issuance Date”) required for the aggregate trading volume of the Common Stock, as reported by Bloomberg, LP, to exceed $2,000,000 (the “Calculation Period”).  Pursuant to the Order, St. George will retain 25,000 shares of Common Stock and will be issued, on the next trading day following the end of the Calculation Period, that number of shares of Common Stock with an aggregate value equal to (a) the sum of $217,875 and St. George’s reasonable attorneys’ fees and expenses through the end of the Calculation Period divided by (b) 80% of the following: the average of the volume-weighted average price (“VWAP”) of the Common Stock during the Calculation Period, as reported by Bloomberg, LP, not to exceed the arithmetic average of the individual daily VWAPs of any five trading days during the Calculation Period, as selected by St. George (the aggregate number of shares of Common Stock retained by and issued to St. George pursuant to this sentence, the “Final Amount”).  The Order further provides that, if at any time during the Calculation Period a daily VWAP of the Common Stock is below 80% of the closing price on the day before the Issuance Date, the Company will issue additional shares of Common Stock (each, an “Additional Issuance”), subject to a 9.99% beneficial ownership limitation specified in the Order.  At the end of the Calculation Period, (a) if the sum of the Initial Shares and any Additional Shares is less than the Final Amount, the Company must issue additional shares of Common Stock to St. George, up to the Final Amount, and (b) if the sum of the Initial Shares and any Additional Shares is greater than the Final Amount, St. George must promptly return any excess shares of Common Stock to the Company and its transfer agent for cancellation.

The issuance of the Initial Settlement Shares and any Additional Issuance is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing on the fairness of such terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: July 5, 2012	By:	/s/ Donal R. Schmidt, Jr.
	Name:	Donal R. Schmidt, Jr.
	Title:	President and CEO